                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 1999 (except for Note 11, as to which the date is February 24, 1999), with respect to the consolidated financial statements of Renaissance Media Group LLC incorporated by reference in the Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Charter Communications, Inc. for the registration of Debt Securities, shares of its Preferred Stock and shares of its Class A Common Stock.


                                       /s/  ERNST & YOUNG LLP

New York, New York

April 9, 2001